AMENDED
                                   SCHEDULE B
                             DATED NOVEMBER 12, 2003
                         TO THE ADMINISTRATION AGREEMENT
                               DATED MAY 29, 1995
                                     BETWEEN
                                STI CLASSIC FUNDS
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


The Administrator shall perform services under the Administration Agreement for the following Portfolios:

Prime Quality Money Market Fund

U.S. Government Securities Money Market Fund

Investment Grade Bond Fund

Investment Grade Tax-Exempt Bond Fund

Capital Appreciation Fund

Tax-Exempt Money Market Fund

Value Income Stock Fund

Short-Term Bond Fund

Short-Term U.S. Treasury Securities Fund

Mid-Cap Equity Fund

Balanced Fund

Florida Tax-Exempt Bond Fund

Georgia Tax-Exempt Bond Fund

U.S. Government Securities Fund

Limited-Term Federal Mortgage Securities Fund

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International Equity Index Fund

International Equity Fund

Institutional Cash Management Money Market Fund

Institutional U.S. Treasury Securities Money Market Fund

Growth and Income Fund

High Income Fund

Information and Technology Fund

Institutional Short-Term Bond Fund

Institutional Super Short Income Plus Fund

Institutional U.S. Government Securities Money Market Fund

Institutional U.S. Government Securities Super Short Income Plus Fund

Life Vision Aggressive Growth Fund

Life Vision Conservative Fund

Life Vision Growth and Income Fund

Life Vision Moderate Growth Fund

Maryland Municipal Bond Fund

Mid-Cap Value Equity Fund

Small Cap Growth Stock Fund

Small Cap Value Equity Fund

Strategic Income Fund

Strategic Quantitative Equity Fund

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Tax Sensitive Growth Stock Fund

U.S. Treasury Money Market Fund

Virginia Intermediate Municipal Bond Fund

Virginia Municipal Bond Fund

Virginia Tax-Free Money Market Fund

Institutional High Quality Bond Fund

Institutional Total Return Bond Fund

Aggressive Growth Stock Fund

Emerging Growth Stock Fund

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